UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 3, 2018

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On July 3, 2018, Covenant Transportation Group, Inc., a Nevada corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Landair Holdings, Inc. (“Landair”) and the stockholders of Landair (the “Sellers”).  Pursuant to the Purchase Agreement, on July 3, 2018, the Company purchased all of Landair’s issued and outstanding common stock from the Sellers (the “Transaction”).  The purchase price paid by the Company at closing was approximately $83.0 million and the Company refinanced approximately $15.5 million of Landair’s debt.  The purchase price is subject to a customary working capital adjustment post-closing.  The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

In connection with the Transaction, on July 3, 2018, the Company and substantially all of its direct and indirect wholly owned subsidiaries, including Landair, entered into a Sixteenth Amendment to Third Amended and Restated Credit Agreement (the “Sixteenth Amendment”) with Bank of America, N.A., as agent (the “Agent”), and JP Morgan Chase Bank, N.A. (together with the Agent, the “Lenders”), which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, substantially all of its direct and indirect subsidiaries, the Agent, and the Lenders, as amended from time to time (the “Credit Agreement”).

The Sixteenth Amendment amended the Credit Agreement by, among other things, (i) permitting the Transaction and the incurrence of certain equipment-secured debt or capital lease obligations, the proceeds of which the Company used to partially fund the Transaction; and (ii) requiring Landair and its subsidiaries to join the Credit Agreement and related agreements as obligors.

The foregoing descriptions of the Purchase Agreement, the Transaction, and the Sixteenth Amendment do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Sixteenth Amendment, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 5, 2018, the Company issued a press release announcing the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Any financial statements required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

Any pro forma information required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Covenant Transportation Group, Inc. press release, dated July 5, 2018

The information contained in Items 7.01 and 9.01 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 7.01 and 9.01 hereof and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: July 10, 2018	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Covenant Transportation Group, Inc. press release, dated July 5, 2018